UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2010

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010, Vitamin Shoppe, Inc. (the “Company”), approved an executive severance pay policy which is applicable to those employees of the Company who hold the position of vice president or above. The policy provides parameters for those executive employees who are terminated involuntarily by the Company other than for cause. The severance period and severance pay is as follows: (1) if severance occurs within the first year of employment, then the amount of severance pay will be equal to twenty-six (26) weeks of the executive’s annual base salary; or (2) if severance occurs after the first year of employment, then the amount of severance pay will be equal to fifty-two (52) weeks of the executive’s annual base salary. In addition, if, but only if, the executive is terminated after mid calendar year, then the executive shall receive the amount of bonus based on Company performance, if and to the extent earned that fiscal year under any bonus plan of the Company, prorated to the date of termination.

A copy of the policy is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	EXHIBITS

(d)	Exhibits.

10.1	Vitamin Shoppe Executive Severance Pay Policy, dated July 12, 2010.

This Form 8-K and the attached Exhibits are furnished to comply with Item 5.02 of Form 8-K. Neither this Form 8-K nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: July 16, 2010	By:	/S/ MICHAEL G. ARCHBOLD
	Name:	Michael G. Archbold
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer